SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 12, 2023

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02 (b), (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 10, 2023, Dr. Amotz Agnon, Professor of Geology and Geophysics in Israel, sent the below email to the Board of Directors of Zion Oil & Gas, Inc. (the “Company”) to ask to be released from his duties on the Board and position on the Board. He stated the following:

Dear Board Members

I take this opportunity to ask you to be released from my duties at Zion.

The State of Israel is under a war and my time and skills are in demand for other burning issues.

I appreciate the opportunity I had to serve on the Zion Oil & Gas Board of Directors. I wish the company all the prosperity.

Best of luck

Amotz Agnon

Professor of Geology and Geophysics

Dr. Agnon’s skills in geology and geophysics are needed greatly to discover the tunnel networks in Gaza for the IDF. Mr. John Brown, Executive Chairman of the Board accepted his release from Board duties and being on the Board effective January 1, 2024.

Mr. Brown recommended to the Nominating and Corporate Governance Committee Mr. Jeffrey Moskowitz, Managing Director Israel Branch, Zion Oil & Gas, Inc., Caesarea, Israel, since it is important to have an Israeli citizen on the Board. During the Board meeting on December 11, 2023, the Nominating and Corporate Governance Committee recommended to the Board the nomination of Jeffrey Moskowitz as a Class I director to fill the vacancy of Dr. Agnon on January 1, 2024. Pursuant to Section 13 of Article III of the Bylaws of the Company, a vacancy on the Board of Directors may be filled by a majority of the directors then in office and the director so chosen shall hold office until the next annual election of the Class. By motion and vote by the Board, Jeffrey Moskowitz was elected to fill the vacancy as a Class I director effective January 1, 2024. As an employee, he will not serve on any independent board committees.

Jeffrey Moskowitz, age 66, is Vice-President of Zion and has served as Zion’s Israel Branch managing director since May 2017. From 2008 to May 2017, Mr. Moskowitz, an attorney with Aboudi & Brounstein, provided legal services to Zion regarding various aspects of operations in Israel. As an attorney, Mr. Moskowitz has extensive experience in the oil and gas exploration industry in Israel. Mr. Moskowitz has been a certified attorney in the State of Israel since 1982 and has earned his Bachelor of Law degree from the Faculty of Law Bar Ilan University, Israel. The Board believes that Mr. Moskowitz’s extensive experience in Israel dealing with government officials is invaluable in providing the Board with important perspectives in these areas.

There are no arrangements or understandings between Mr. Moskowitz and any other person pursuant to which he was elected to the Board, and there are no relationships between Mr. Moskowitz and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

For his services on the Board, Mr. Moskowitz will be compensated as an employee director. Mr. Moskowitz will be a Class I director up for reelection at the 2024 annual stockholders meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 12, 2023

Zion Oil and Gas, Inc.

By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer

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